SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 16, 2007
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
0-3576
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
The information in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 16, 2007, 3280 Peachtree I LLC, an affiliate of Cousins Properties Incorporated (the “Company”), executed a loan agreement with The Northwestern Mutual Life Insurance Company. This loan is non-recourse to the Company, subject to customary non-recourse “carve-outs,” and is collateralized by Terminus 100, a 656,000 square foot office building in the Buckhead district of Atlanta, Georgia. The principal amount of the loan is $180 million, with an interest rate of 6.13% and a maturity of October 1, 2012. Interest is due monthly throughout the loan, with the principal balance due at maturity. After the payment of any loan related costs, proceeds of the loan may be used for general corporate purposes, which include development and acquisition of real estate properties.
The loan agreement is filed as Exhibit 10.1 to this report.
Item 9.01. Financial Statements and Exhibits
(d) Exhibit
The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Loan Agreement dated as of October 16, 2007, between 3280 Peachtree I LLC, a Georgia limited liability corporation, as Borrower and The Northwestern Mutual Life Insurance Company, as Lender

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 17, 2007

COUSINS PROPERTIES INCORPORATED
By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer